Westwood Holdings Group Reports Fourth Quarter and Full Year 2024 Results
ETF platform strongly outperforms AUM and volume targets for MDST
Westwood Engineered Beta partnership launches first two innovative ETFs
Westwood's Board authorized an additional $5.0 million of share repurchases

Dallas, TX, February 12, 2025 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Significant items include:
▪Investment strategies beating their primary benchmarks included LargeCap Value, Dividend Select, Multi-Asset Income, Intermediate Fixed Income, Credit Opportunities, Global Real Estate, MLP SMA and MLP High Conviction.
▪Multi-Asset Income, Global Real Estate and MLP SMA all posted top quartile rankings in their peer universes.
▪Westwood Salient Enhanced Midstream Income ETF (MDST) reached $73 million in assets by year-end amid strong trading volumes.
▪Quarterly revenues totaled $25.6 million versus the third quarter's $23.7 million and $23.2 million a year ago. Comprehensive income of $2.1 million compared with $0.1 million in the third quarter and $2.6 million in the fourth quarter of 2023.
▪Annual comprehensive income included an after-tax charge of $2.7 million due to an increase in the fair value of contingent consideration from our 2022 Salient acquisition, reflecting increased revenues.
▪Non-GAAP Economic Earnings of $3.4 million for the quarter compared with $1.1 million in the third quarter and $2.8 million in the fourth quarter of 2023.
▪Westwood held $44.6 million in cash and liquid investments at December 31, 2024, down $3.7 million from September 30, 2024. Stockholders' equity totaled $120.3 million as of December 31, 2024 and we continue to have no debt.
▪Westwood's Board of Directors authorized the addition of $5.0 million to the previous share repurchase program, resulting in $5.5 million available for share repurchases.
▪We declared a cash dividend of $0.15 per common share, payable on April 1, 2025 to stockholders of record on March 3, 2025.
Brian Casey, Westwood’s CEO, commented, "We celebrated the second anniversary of the acquisition of Salient Partners' asset management business and are very pleased to report that the strategic combination continues to exceed our expectations. Our enhanced capabilities in energy and real estate income strategies have broadened our product reach while improving our average fee rate. We successfully launched two innovative exchange-traded funds ("ETFs") within the Westwood Engineered Beta ("WEBs") partnership that we formed with ETF industry veteran Ben Fulton. The WEBs Defined Volatility SPY ETF (DVSP) and the WEBs Defined Volatility QQQ ETF (DVQQ) are designed to provide a more stable investment experience across market conditions using a dynamic, rules-based strategy to adjust exposure to equity markets based on real-time volatility. We are working hard across our sales channels to inform advisors and strategists about the benefits of all of our new ETFs, including Westwood Salient Enhanced Midstream Income ETF (MDST) and Westwood Salient Enhanced Energy Income ETF (WEEI), and we are looking forward to gaining traction and scale. Lastly, our pipeline for our traditional business is much improved compared with last year and we anticipate healthy opportunities for 2025 and beyond."
Revenues increased from the third quarter and 2023's fourth quarter primarily due to higher average assets under management ("AUM") and higher performance fees.
Firmwide assets under management and advisement totaled $17.6 billion, consisting of $16.6 billion in AUM and assets under advisement ("AUA") of $1.0 billion.
Fourth quarter comprehensive income of $2.1 million compared to $0.1 million in the third quarter on higher revenues and changes in the fair value of contingent consideration, partially offset by higher income taxes. Diluted EPS of $0.24 compared to $0.01 per share for the third quarter. Non-GAAP Economic Earnings were $3.4 million, or $0.39 per share, compared to the third quarter's $1.1 million, or $0.13 per share.
Fourth quarter comprehensive income of $2.1 million compared to last year's fourth quarter of $2.6 million following higher revenues, offset by changes in the fair value of contingent consideration and higher employee expenses driven by performance-related incentive compensation. Diluted EPS of $0.24 compared with $0.32 per share for 2023's fourth quarter. Non-GAAP Economic Earnings of $3.4 million, or $0.39 per share, compared to $2.8 million, or $0.34 per share, in the fourth quarter of 2023.
2024 comprehensive income of $2.2 million compared to $9.5 million in 2023 on higher revenues and lower income taxes, offset by changes in the fair value of contingent consideration, higher employee expenses driven by higher performance-related incentive compensation, and life insurance proceeds received in 2023. Diluted EPS was $0.26 per share compared with $1.17 per share for 2023. Economic EPS of $0.82 compared with $2.26 in 2023.
Economic Earnings and Economic EPS are non-GAAP performance measures that are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2024 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register.vevent.com/register/BI823ff804a3ee4809b6e9b55dcda1c3a0
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here:
https://edge.media-server.com/mmc/p/4d3bsq89
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Founded in 1983, Westwood offers a broad array of investment solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in several distinct investment capabilities: U.S. Value Equity, Multi-Asset, Energy & Real Assets, Income Alternatives, Tactical Absolute Return and Managed Investment Solutions, which are available through separate accounts, the Westwood Funds®

family of mutual funds, exchange-traded funds ("ETFs") and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol "WHG." Based in Dallas, Westwood also maintains offices in Chicago, Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2023 and its quarterly report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer

(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
REVENUES:
Advisory fees:
Asset-based	$18,025	$17,774	$16,657
Performance-based	1,393	—	710
Trust fees	5,635	5,447	5,124
Trust performance-based	482	—	349
Other, net	47	498	389
Total revenues	25,582	23,719	23,229

EXPENSES:
Employee compensation and benefits	14,090	13,572	12,367
Sales and marketing	641	644	810
Westwood mutual funds	880	798	783
Information technology	2,450	2,572	2,367
Professional services	717	1,812	1,239
General and administrative	3,044	2,991	2,933
(Gain) loss from change in fair value of contingent consideration	1,199	1,824	(113)
Total expenses	23,021	24,213	20,386
Net operating income (loss)	2,561	(494)	2,843
Net change in unrealized appreciation (depreciation) on private investments	—	—	(18)
Net investment income (loss)	593	587	561
Other income	219	374	365
Income before income taxes	3,373	467	3,751
Provision for income taxes	1,274	308	1,168
Net income	$2,099	$159	$2,583
Total comprehensive income	$2,099	$159	$2,583
Less: Comprehensive income attributable to noncontrolling interest	43	54	7
Comprehensive income attributable to Westwood Holdings Group, Inc.	$2,056	$105	$2,576

Earnings per share:
Basic	$0.25	$0.01	$0.32
Diluted	$0.24	$0.01	$0.32

Weighted average shares outstanding:
Basic	8,271,614	8,123,714	8,007,896
Diluted	8,756,976	8,488,372	8,184,736

Economic Earnings	$3,377	$1,084	$2,806
Economic EPS	$0.39	$0.13	$0.34

Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2024	2023
REVENUES:
Advisory fees:
Asset-based	$69,755	$67,391
Performance-based	1,393	1,265
Trust fees	21,422	20,242
Trust performance-based	482	349
Other, net	1,669	534
Total revenues	94,721	89,781

EXPENSES:
Employee compensation and benefits	56,011	52,918
Sales and marketing	2,668	2,990
Westwood mutual funds	3,254	3,133
Information technology	9,662	9,650
Professional services	5,468	5,132
General and administrative	11,947	12,512
(Gain) loss from change in fair value of contingent consideration	4,881	(2,768)
Acquisition expenses	—	209
Total expenses	93,891	83,776
Net operating income	830	6,005
Net change in unrealized appreciation (depreciation) on private investments	—	6
Net investment income (loss)	2,183	1,191
Other income	1,002	6,241
Income before income taxes	4,015	13,443
Income tax provision	1,804	2,872
Net income	$2,211	$10,571
Total comprehensive income	$2,211	$10,571
Less: Comprehensive income (loss) attributable to noncontrolling interest	(4)	1,051
Comprehensive income attributable to Westwood Holdings Group, Inc.	$2,215	$9,520

Earnings per share:
Basic	$0.27	$1.20
Diluted	$0.26	$1.17

Weighted average shares outstanding:
Basic	8,163,465	7,964,423
Diluted	8,515,779	8,112,139

Economic Earnings	$6,965	$18,342
Economic EPS	$0.82	$2.26

Dividends declared per share	$0.60	$0.60

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$18,847	$20,422
Accounts receivable	14,453	14,394
Investments at fair value (amortized cost of $26,788 and $32,982)	27,694	32,915
Investments under measurement alternative	10,747	7,247
Equity method investments	4,250	4,284
Income taxes receivable	295	205
Other assets	6,780	5,553
Goodwill	39,501	39,501
Deferred income taxes	2,244	726
Operating lease right-of-use assets	2,559	3,673
Intangible assets, net	21,668	24,803
Property and equipment, net of accumulated depreciation of $8,424 and $10,078	951	1,444
Total assets	$149,989	$155,167
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$6,413	$6,130
Dividends payable	2,466	2,367
Compensation and benefits payable	10,924	9,539
Operating lease liabilities	3,197	4,552
Contingent consideration	4,657	10,133
Total liabilities	27,657	32,721
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,137,080 and 11,856,737, respectively and outstanding 9,234,575 and 9,140,760, respectively	122	119
Additional paid-in capital	202,239	201,622
Treasury stock, at cost – 2,902,505 and 2,715,977, respectively	(88,277)	(85,990)
Retained earnings	6,207	4,650
Total Westwood Holdings Group, Inc. stockholders' equity	120,291	120,401
Noncontrolling interest in consolidated subsidiary	2,041	2,045
Total equity	122,332	122,446
Total liabilities and stockholders’ equity	$149,989	$155,167

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$2,211	$10,571
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	602	670
Amortization of intangible assets	4,148	4,149
Net change in unrealized (appreciation) depreciation on investments	(790)	(839)
Stock-based compensation expense	5,537	6,518
Deferred income taxes	(1,518)	1,036
Non-cash lease expense	1,115	1,103
Loss on asset disposition	—	69
Gain on remeasurement of lease liabilities	—	(119)
Fair value change of contingent consideration	4,881	(2,768)
Gain on insurance settlement	—	(5,000)
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	6,046	(16,609)
Accounts receivable	(59)	135
Other assets	(1,227)	660
Accounts payable and accrued liabilities	283	(447)
Compensation and benefits payable	1,385	851
Income taxes receivable	(90)	241
Operating lease liabilities	(1,402)	(1,406)
Net cash provided by (used in) operating activities	21,122	(1,185)
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(741)
Insurance settlement proceeds	—	5,000
Purchases of investments	(3,500)	—
Purchases of property and equipment	(109)	(147)
Additions to internally developed software	(1,004)	—
Net cash provided by (used in) investing activities	(4,613)	4,112
Cash flows from financing activities:
Purchases of treasury stock	(1,348)	—
Restricted stock returned for payment of taxes	(939)	(862)
Payment of contingent consideration in acquisition	(10,357)	—
Cash dividends	(5,440)	(5,502)
Net cash used in financing activities	(18,084)	(6,364)
Net increase (decrease) in cash and cash equivalents	(1,575)	(3,437)
Cash and cash equivalents, beginning of period	20,422	23,859
Cash and cash equivalents, end of period	$18,847	$20,422

Supplemental cash flow information:
Cash paid during the period for income taxes	$3,431	$1,594
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$173
Accrued dividends	$2,466	$2,368

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Comprehensive Income Attributable to Westwood Holdings Group, Inc. to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, Comprehensive income attributable to Westwood Holdings Group, Inc. and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP Comprehensive income attributable to Westwood Holdings Group, Inc. or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings as Comprehensive income attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic Earnings because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Comprehensive income attributable to Westwood Holdings Group, Inc.	$2,056	$105	$2,576
Stock-based compensation expense	1,216	1,409	1,407
Intangible amortization	1,063	1,011	1,073
Tax benefit from goodwill amortization	(97)	156	125
Tax impact of adjustments to GAAP comprehensive income	(861)	(1,597)	(2,375)
Economic Earnings	$3,377	$1,084	$2,806
Earnings per share	$0.23	$0.01	$0.31
Stock-based compensation expense	0.14	0.17	0.17
Intangible amortization	0.13	0.12	0.13
Tax benefit from goodwill amortization	(0.01)	0.02	0.02
Tax impact of adjustments to GAAP comprehensive income	(0.10)	(0.19)	(0.29)
Economic EPS	$0.39	$0.13	$0.34
Diluted weighted average shares	8,756,976	8,488,372	8,184,736

	Year Ended December 31,
	2024	2023
Comprehensive income attributable to Westwood Holdings Group, Inc.	$2,215	$9,520
Stock-based compensation expense	5,537	6,518
Intangible amortization	4,148	4,149
Tax benefit from goodwill amortization	340	500
Tax impact of adjustments to GAAP comprehensive income (loss)	(5,275)	(2,345)
Economic Earnings	$6,965	$18,342
Earnings per share	$0.26	$1.17
Stock-based compensation expense	0.65	0.80
Intangible amortization	0.49	0.52
Tax benefit from goodwill amortization	0.04	0.06
Tax impact of adjustments to GAAP comprehensive income (loss)	(0.62)	(0.29)
Economic EPS	$0.82	$2.26
Diluted weighted average shares	8,515,779	8,112,139